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                       CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and
 Stockholders
NAM Corporation

We consent to the use of our report dated September 18, 1996 relating to the consolidated financial statements of NAM Corporation as of June 30, 1996 and 1995 and for the years then ended and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the Amendment No. 1 to Registration Statement on Form SB-2 and related Prospectus of NAM Corporation.

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                                          KPMG PEAT MARWICK LLP

Jericho, New York
October 1, 1996